Exhibit 10.12

FIRST AMENDMENT

                    FIRST AMENDMENT, dated as of March 7, 2011 (this “Amendment”), to the CREDIT AGREEMENT, dated as of March 31, 2008 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among GRITEL HOLDING CO., INC., a Delaware corporation, TELEPHONICS CORPORATION, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

                    WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

                    WHEREAS, the Borrower has requested that the Required Lenders approve certain provisions of the Credit Agreement as set forth herein; and

                    WHEREAS, pursuant to such request, the Required Lenders are willing to consent to such amendments on the terms set forth herein;

                    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Administrative Agent and the Required Lenders hereby agree as follows:

                    1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                    2. Amendments to Section 1.01 (Defined Terms).

                    (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

          “Senior Unsecured Note Indenture” means that certain Indenture to be entered into by the Parent and certain of its Subsidiaries in connection with the issuance of the Senior Unsecured Notes, together with all instruments and other agreements entered into by the Parent or such Subsidiaries in connection therewith.

          “Senior Unsecured Notes” means the Senior Unsecured Notes of the Parent in the aggregate principal amount of up to $500,000,000 issued pursuant to the Senior Unsecured Note Indenture on or prior to June 30, 2011.

                    (b) The definition of “Commitment Termination Date” is hereby amended by deleting the date “March 31, 2013” and substituting in lieu thereof the phrase “the date that is the six-month anniversary of the date of the issuance of the Senior Unsecured Notes”

                    (c) The definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended by adding the following proviso at the end of the first sentence thereof:

          “; provided that in no event shall any cash interest expense or Indebtedness in respect of the Senior Unsecured Notes be included in the calculation of the Consolidated Fixed Charge Coverage Ratio (including, without limitation, for purposes of determining Consolidated

EBITDA) for any purpose required by this Agreement to the extent that any cash interest expense of Parent in respect of the Senior Unsecured Notes (or the Indebtedness of Parent in respect of the Senior Unsecured Notes) would otherwise be included in any such calculation as a result of the Borrower or the Guarantor’s Guarantee thereof (including, without limitation, as a result of any payments made by the Borrower to the Parent for that purpose))”.

(d) The definition of “Consolidated Leverage Ratio” is hereby amended by adding the following proviso at the end of the first sentence thereof:

          “; provided that in no event shall any cash interest expense or Indebtedness in respect of the Senior Unsecured Notes be included in the calculation of the Consolidated Leverage Ratio (including, without limitation, for purposes of determining Consolidated EBITDA or Consolidated Funded Debt) for any purpose required by this Agreement to the extent that any cash interest expense of Parent in respect of the Senior Unsecured Notes (or the Indebtedness of Parent in respect of the Senior Unsecured Notes) would otherwise be included in any such calculation as a result of the Borrower or the Guarantor’s Guarantee thereof (including, without limitation, as a result of any payments made by the Borrower to the Parent for that purpose)”.

                    (e) The definition of “Consolidated Net Worth” is hereby amended by adding the following proviso at the end of the first sentence thereof:

                    “; provided that in no event shall obligations of the Borrower and the Guarantors in respect of their Guarantees of the Senior Unsecured Notes be included in the determination of Consolidated Net Worth for any purpose required by this Agreement”.

                    3. Amendment to Section 7.01(a) (Indebtedness). Section 7.01(a) of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (xv) thereof, (b) renumbering clause (xvi) thereof as clause (xvii) thereof, and (c) inserting the following new clause (xvi):

          “(xvi) (I) prior to a Permitted Change of Control Transaction, unsecured Indebtedness of Parent to Borrower permitted by Section 7.06(s)(ii), and (II) prior to a Permitted Change of Control Transaction, Indebtedness of Borrower or any of its Subsidiaries to Parent, provided that such Indebtedness shall be subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.”

                    4. Amendment to Section 7.01(b) (Guarantees). Section 7.01(b) of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (v) thereof, (b) deleting the “.” at the end of clause (vi) thereof and substituting in lieu thereof “; and” and (c) inserting the following new clause (vii):

“(vii) obligations of the Borrower and the Guarantors in respect of their Guarantees of the Senior Unsecured Notes.”

                    5. Amendment to Section 7.06 (Investments and Acquisitions). Section 7.06 of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (r) thereof, (b) renumbering clause (s) thereof as clause (t) thereof, and (c) inserting the following new clause (s):

          “(s) (i) Investments in Borrower and its Subsidiaries by Parent consisting of unsecured Indebtedness permitted by Section 7.01(xvi)(II), and (ii) prior to a Permitted Change of Control Transaction, Investments by Borrower or its Subsidiaries in Parent consisting of unsecured Indebtedness, so long as after giving effect thereto on a pro-forma basis, (x) the

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Consolidated Leverage Ratio does not exceed 2.25 to 1.0, and (y) no Default shall have occurred and be continuing; and”.

6. Amendment to Section 7.07(f) (Restricted Payments). Section 7.07(f) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following clause:

          “(f) prior to a Permitted Change of Control Transaction, the Borrower may declare and pay to Holdings dividends (for distribution to the Parent, if applicable), not otherwise permitted hereunder so long as, after giving effect thereto on a pro forma basis, (i) the Consolidated Leverage Ratio does not exceed 2.25 to 1.0 and (ii) no Default shall have occurred and be continuing.”

                    7. Amendment to Section 7.08 (Transactions with Affiliates). Section 7.08 of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (e) thereof, (b) deleting the “.” at the end of clause (f) thereof and substituting in lieu thereof “; and” and (c) inserting the following new clauses (g) and (h):

“(g) the Guarantees of the Borrower and the Guarantors of the Senior Unsecured Notes; and

(h) the intercompany Indebtedness permitted by Section 7.01(xvi).”

8. Amendment to Section 7.09(a) (Restrictive Agreements). Section 7.09(a) of the Credit Agreement is hereby amended by inserting the following clause at the end thereof:

“or by the Senior Unsecured Note Indenture”.

9. Effectiveness. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) Amendment. The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent.

(b) Senior Unsecured Notes. The Senior Unsecured Notes shall have been issued on or prior to June 30, 2011.

(c) Acknowledgement and Consent. The Administrative Agent shall have received an Acknowledgement and Consent in the form attached hereto as Annex A, executed and delivered by each Loan Party.

               (d) Representations and Warranties. Each of the representations and warranties made by any Loan Party in the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(e) No Default. After giving effect to this Amendment (as in effect as of the First Amendment Effective Date), no Default or Event of Default shall have occurred and be continuing.

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                    10. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

                    11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

                    12. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                    13. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TELEPHONICS CORPORATION

By	/s/ Joseph J. Battaglia

Name: Joseph J. Battaglia
Title: President

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, an Issuing Bank, Swingline Lender and as a Lender

By:	/s/ Michelle Cipriani

Name: Michelle Cipriani
Title: Vice President

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Edward P. Nallan, Jr.

Name: Edward P. Nallan, Jr.
Title: Senior Vice President

HSBC Bank USA, NA, as a Lender

By:	/s/ Michael Kid

Name: Michael Kid
Title: Assistant Vice President

Manufacturers and Traders Trust Company, as a Lender

By:	/s/ William S. Terraglio

Name: William S. Terraglio
Title: Vice President

Bank of America, N.A., as a Lender

By:	/s/ Steven J. Melicharek

Name: Steven J. Melicharek
Title: Senior Vice President

US Bank, N.A., as a Lender

By:	/s/ Patrick McGraw

Name: Patrick McGraw
Title: Vice President
U.S. Bank, N.A.

ANNEX A

ACKNOWLEDGEMENT AND CONSENT

          Each of the parties hereto hereby acknowledges and consents to the First Amendment, dated as of March 7, 2011 (the “Amendment”; capitalized terms used herein, but not defined, shall have the meanings set forth in the Amendment), to the Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among GRITEL HOLDING CO., INC., a Delaware corporation, TELEPHONICS CORPORATION, a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto and JPMORGAN CHASE BANK, N.A., as administrative agent, and agrees with respect to each Loan Document to which it is a party:

          (a) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to the Amendment and its guarantee, if any, of the obligations, liabilities and indebtedness of the Loan Parties under the Credit Agreement shall extend to and cover Loans made pursuant to the increased Aggregate Commitment and interest thereon and fees and expenses and other obligations in respect thereof and in respect of commitments related thereto; and

          (b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees, if any, in the Loan Documents.

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TELEPHONICS CORPORATION

By:	/s/ Joseph J. Battaglia

Name: Joseph J. Battaglia
Title: President

GRITEL HOLDINGS CO., INC.

By:	/s/ Ronald J. Kramer

Name: Ronald J. Kramer
Title: President